THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNEC-TION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

PROMISSORY NOTE

$60,000.00
June 18, 2012
Austin, Texas

RECITAL

WHEREFORE, the parties hereto have entered into a previous promissory notes on June 18, 2011 (hereinafter referred to as the “June 18 Note”), March 06, 2012 and May 28, 2012,

AGREEMENT

For value received, Green Tide Water Disposal, Ltd (“Green Tide”, the “Company”), promises to pay to the order of Quarry Bay Capital, LLC (“Quarry”) and its assigns (Quarry or its assigns being referred to herein as the “Holder”), the principal sum of up to Sixty Thousand Dollars ($60,000.00) subject to the terms set out in Section 1 below.  Interest shall accrue from the date of this Note on the unpaid principal amount drawn down at a rate equal to twenty percent (20%) per annum, principal and interest to be paid monthly in amounts equal to 80% of the Net Cash Flow generated by the Salt Water Disposal Well (“Facility”) located on the property set out in Exhibit A of the June 18, Note which is considered Exhibit “A” hereto whether or not attached as such. Net Cash Flow for the purposes of this Note will have the same definition as that given to it under the Limited Partnership Agreement attached to the June 18 Note as Exhibit “B” which is considered Exhibit “B” hereto whether or not attached as such. This Note is subject to the following terms and conditions.  All funds loaned through this Note shall be applied solely for the purpose of improving and bringing the Facility back into commercial operations and any other costs or existing liabilities on the facility as set out in Exhibit C. The Company undertakes to only draw down on the funds that are absolutely necessary to allow the Facility to commence commercial operations.

1. Disbursement

(a) At signature of this Note and having provided Quarry a set of accounts detailing the expenditure to June 1, 2012 with respect to the costs associated with the clean up and rebuild of the Facility, the Company may draw down an amount of up to $30,000 of the Note.

(b) When the Company, through its contractors, has installed a lightning protection system at the Facility that meets National Fire Protection Association installation standard NFPA 780, Underwriters Laboratories installation requirement UL 96A, and Lightning Protection Institute quality standards, the Company will be entitled to draw down an additional $30,000 of the Note.

2. Conversion

This Note may not be converted into limited partnership interests in the Green Tide Water Disposal, Ltd.

Representations

1.
Quarry has all requisite power, authority, and capacity to enter into this Note and to perform the transactions and obligations to be performed by it hereunder.  The execution and delivery of this Note, and the performance by Quarry  of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate or individual, as the case may be, action of Quarry .  This Note has been duly executed and delivered by Quarry  and constitutes a valid and legally binding agreement of Quarry , enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

2.
Quarry is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.  Quarry has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of holding this Note and the underlying shares; (ii) independently evaluated the risks and merits of holding this Note and the underlying shares and has independently determined that these securities are a suitable investment for it; and (iii) sufficient financial resources to bear the loss of its entire investment in these securities. Quarry has had an opportunity to review the records of the Company, and has had the opportunity to investigate and perform due diligence on the Company to its satisfaction.

3.
Company represents as follows. Company has all requisite power, authority, and capacity to enter into this Note and to perform the transactions and obligations to be performed by it hereunder.  The execution and delivery of this Note, and the performance by the Company of the transactions and obligations contemplated hereby have been duly authorized by all requisite corporate action.  This Note has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

4.
Except where amended by this agreement the Company will undertake to abide by the provisions of the June 18 Note and all modifications agreed to in such Note as set out in the Letter Agreement attached as  Exhibit “D” except where otherwise agreed between the Holder and Company.

SECTION 1

1. Payment and Prepayment.

All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

The Company may prepay the principal, together with any accrued interest due thereon, at any time, without any notice.  Prepayment may be together with a periodic payment or at any other time.

2. Interest.

Interest on the debt evidenced by this Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration, or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded.  This provision overrides other provisions in this and all other instruments concerning the debt.

3.  Transfer; Successors and Assign.

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Notwithstanding the foregoing, the Company may not assign, pledge, or otherwise transfer this Note without the prior written consent of Holder.  This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in a form reasonably satisfactory to the Company.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.

4. Governing Law.

This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

5.  Notices.

Any notice required or permitted by this Note shall be in writing to the address listed below and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or three (3) business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice and a second copy sent via e-mail to the e-mail address listed below.

Holder:	Company:
Quarry Bay Capital, LLC Suite 600, 1201 Orange Street Wilmington DE, 19899-0511 ______________________	Green Tide Water Disposal, Ltd., P.O. Box 4675 Lago Vista, TX 78645 (512) 422-2493 rdurbin@imperialoilandgas.com

Company agrees to provide notice to Holder of any default in payment to any lienholder.

6.  Amendments and Waivers

Any term of this Note may be amended only with the written consent of the Company and the Holder.  Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, the Holder and each transferee of this Note.

7. Action to Collect on Note.

If any action (including, but not limited to, the hiring of a debt collector and the use of self-help remedies by Holder) is instituted to collect on this Note, the Company promises to pay all costs and expenses, including, but not limited to, reasonable attorney’s fees and court costs, incurred in connection with such action.  These costs and expenses will become part of the debt evidenced by the note, will bear interest as provided in this Note.

Signature Page

COMPANY:

Green Tide Water Disposal, Ltd.,

         /s/ Robert R. Durbin
By: Big Dig Operating, Inc. General Partner,
Robert R. Durbin, CEO of Big Dig Operating, Inc.

AGREED TO AND ACCEPTED:

Quarry Bay Capital, LLC

By:

Exhibit “A” by reference to June 18note
Exhibit “B” by reference to June 18note

Exhibit “C”
Permitted Expenditures

1.	Interest and principal payments due on the promissory note payable to Legion Land and Exploration in the original amount of $450,000 entered into on or about June 1, 2011.

2.	Salaries and compensation to the employees and contractors at the facility, namely $5,000 a month to James Worthy.

3.	Payments for any insurance premiums on the Green Tide facility as well as Workers’ Compensation insurance and General Liability coverage.

4.	Payments for any item or work which has already begun or has been completed on the Green Tide facility.

5.
Payments for any item or work which, in the sole opinion of Green Tide, is required as a minimum spend to bring the Green Tide facility back in to operation to achieve cash flow, or is required by a regulating authority.

Exhibit “D” – Letter Agreement dated March 06, 2012